                                                                    EXHIBIT 4.10



THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE SECURITIES MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER APPLICABLE SECURITIES LAWS.

THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY, ENCUMBRANCES AND VOTING IMPOSED BY THE AMENDED AND RESTATED STOCK BUY AND SELL AGREEMENT, DATED THE 10TH DAY OF JULY, 1992, INCLUDING ANY AMENDMENTS THEREOF, (THE "SHAREHOLDERS AGREEMENT") A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY, AND THE COMPANY WILL FURNISH TO THE RECORD HOLDER OF THIS WARRANT WITHOUT CHARGE A COPY OF SUCH AGREEMENT UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS OR REGISTERED OFFICE.



                                    WARRANT
                          To Purchase Common Stock of
                             MEDICAL ALLIANCE, INC.


         1. Grant of Warrant. THIS IS TO CERTIFY THAT Thomas A. Montgomery, or his registered assigns ("Holder"), is entitled to exercise this Warrant to purchase from Medical Alliance, Inc., a Texas corporation (the "Company"), Four Thousand Two Hundred (4,200) shares (the "Shares") of fully paid, non-assessable common stock, par value $0.002 per share, of the Company (the "Common Stock"), all on the terms and conditions and pursuant to the provisions hereinafter set forth. The Company acknowledges that the payment by Holder is fair and full consideration for the rights granted to Holder hereunder, since the Company acknowledges that, due to restrictions on the exercisability of this Warrant and other restrictions on the rights of Holder contained herein and in the Shareholders Agreement, the value of this Warrant is contingent, speculative and uncertain.

         2. Exercise Price. The exercise price per share of Common Stock shall be Two Dollars ($2.00) (the "Exercise Price").

         3. Exercise. Subject to the terms and conditions set forth herein, this Warrant vests and may be exercised as follows:

    PERIOD                                        CUMULATIVE NUMBER OF SHARES
    ------                                        ---------------------------
    The date hereof until August 31, 1995                     2,100

    September 1, 1995 until August 31, 1997                   4,200

    After August 31, 1997                                         0

; provided, however, that if the entire principal and interest balance of that certain Amended and Restated Promissory Note, dated September 30, 1993, by and between the Company and MJ Capital Partners, L.P. (the "Note"), is paid in full prior to the vesting of any portion of this Warrant, the unvested portion of this Warrant shall automatically be deemed canceled and not subject to further vesting or exercise.

         In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its principal office at 8200 Springwood Drive, Suite 200, Irving, Texas 75063, or at such other office as shall be designated by the Company to the Holder in writing, (i) a written notice of Holder's election to exercise this Warrant, which notice shall specify the number of Shares to be purchased pursuant to such exercise, (ii) cash or cash equivalent payable to the order of the Company in an amount equal to the aggregate Exercise Price for all Shares to be purchased pursuant to such exercise and (iii) this Warrant, accompanied by a subscription for Common Stock to be purchased in the form of the Subscription attached hereto as Exhibit A. Upon receipt thereof, the Company shall, as promptly as practicable, and in any event within ten (10) days thereafter, execute or cause to be executed and delivered to the Holder a certificate or certificates representing the aggregate number of full Shares issuable upon such exercise. The stock certificate or certificates so delivered shall be registered in the name of the Holder, or such other name as shall be designated in said notice, in which latter case the Holder shall be responsible for any applicable issue or transfer taxes. This Warrant shall he deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such Shares for all purposes as of the date that said notice, together with said payment and this Warrant and the Subscription are received by the Company as aforesaid. The Holder of this Warrant shall not, by virtue of its ownership of this Warrant, be entitled to any rights of a shareholder in the Company, either at law or in equity; provided, however, such Holder shall, for all purposes, be deemed to have become the holder of record of such Shares on the date on which this Warrant is surrendered to the Company in accordance with the immediately preceding sentence. If the exercise is for less than all of the Shares issuable as provided in this Warrant, the Company will issue a new Warrant of like tenor and date for the balance of such Shares issuable hereunder to the Holder. The Holder of this Warrant, by its acceptance hereof, consents to and agrees to be bound by and to comply with all of the provisions of this Warrant. In addition, the Holder of this Warrant, by its acceptance hereof agrees that as a condition of the Company issuing to such Holder, or its designee, Shares, that such Holder, or its designee (as the case may be) shall be required to become a party to the Shareholders Agreement.

         4. Taxes. The issuance of any shares of Common Stock or other certificates upon the exercise of this Warrant shall be made without charge to the registered Holder hereof, or for any tax in respect of the issuance of such certificate.

         5. Transfer. Subject to the provisions of the legend on the face of this Warrant, this Warrant and all options and rights hereunder are transferable, as to all or any part of the number of shares of Common Stock purchasable upon its exercise, by the Holder hereof in person or by duly authorized attorney on the books of the Company upon surrender of this Warrant at the principal offices of the Company, together with the form of transfer authorization attached hereto duly executed. The Company shall deem and treat the registered Holder of this Warrant at any time as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary. If this Warrant is transferred in part, the Company shall at the time of surrender of this Warrant, issue to the transferee a Warrant covering the number of shares of Common Stock transferred and to the transferor a Warrant covering the number of shares of Common Stock not transferred.

         6. Cash in Lieu of Fractional Shares. The Company shall not be required to issue fractional shares of Common Stock upon the exercise of this Warrant. If the Holder of this Warrant would be entitled, upon the exercise of any rights evidenced hereby, to receive a fractional interest in a share of Common Stock, the Company shall pay a cash adjustment for such fraction equal to the equivalent market price for such fractional share (as determined in the manner prescribed by the Board of Directors) at the close of business on the exercise date.

         7. No Dilution or Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary act, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of Holder of this Warrant against impairment.

         8. Covenants of Issuer. The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

         9. Investment Representations. The Holder of the Warrant, by acceptance hereof, and with reference to the Warrant and the shares of Common Stock, issuable upon exercise of the Warrant, represents and warrants that the Holder is acquiring such securities for the Holder's own account for investment and not with a view to or in connection with any offering or distribution, and the Holder has no present intention of selling or otherwise disposing of such securities.

         10. Miscellaneous Representations and Warranties. The Company hereby represents and warrants that, as of the date of the execution of this Warrant, the following are true and correct:

                 (a) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas;

                 (b) The execution, delivery, and performance by the Company of this Warrant has been duly authorized by all necessary corporate action and does not and will not (a) require any consent or approval of the stockholders of the Company, (b) contravene the Company's charter or bylaws;
(c) result in a breach of or constitute a default under any promissory note, mortgage, indenture, loan, or credit agreement, or any other agreement or instrument to which the Company is a party.

                 (c) This Warrant is a legal, valid, and binding obligation of the Company enforceable against the Company in accordance with its terms.

         11. Rights are Cumulative. The parties understand and agree that irreparable injury would be caused to the Holder and the Company by failure to comply with the terms of this Agreement, and that in the event of any actual or threatened default in or breach of any of the provisions in this Agreement, the party which is aggrieved thereby shall have the right to specific performance and/or an injunction, as well as monetary damages and any other appropriate relief in law or in equity which may be granted by any court in the United States of America, and that all such rights and remedies shall be cumulative and exclusive.

         12. No Waiver. A party's failure to insist on compliance or enforcement of any provision of this Agreement shall not affect the validity or enforceability, or constitute a waiver of future enforcement, of that provision or of any other provision of this Agreement by that party or any other party.

         13. Amendment. This agreement may be amended or revoked only by the written consent of all of the parries at the time of such amendment or revocation.

         14. No Usury. No attribute of this Warrant is intended to be and shall not be deemed to constitute interest or amounts paid for the use, forbearance or detention of money. The Company and Holder both acknowledge that the value, if any, of the rights of the Holder pursuant to this Warrant is entirely speculative and that it is impossible to determine at this time the value, if any, of any rights of the Holder pursuant to this Warrant. It is possible that the rights of the Holder either to acquire shares hereunder, or to require repurchase of such shares, could, in fact, be of no value. While it is the specific intention of both parties hereto that any rights granted to the Holder pursuant to this Agreement shall not be deemed to constitute interest, it is nevertheless agreed that all agreements between Company and Holder hereunder and with respect to the loan transaction entered into between MJ Capital Partners, L.P. and the Company,of even date herewith, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, hereunder or thereunder, directly or indirectly to the Holder for the use, forbearance, or detention of any money to be loaned to the Company, or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum contractual amount permissible under applicable law. If from any circumstance whatsoever fulfillment of any provision hereof or thereof at the time performance of such provision shall be due shall involve transcending the limit of validity prescribed by law, then, ipso facto (and after spreading, allocating, or prorating all funds paid or to be paid as interest or construed to be interest as permitted by applicable law), the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstance the Holder shall ever receive anything of value deemed interest by applicable law which would exceed the highest lawful rate, an amount equal to any excessive interest shall be applied to the reduction of the principal amount owing with respect to any loan or on account of any other indebtedness and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of any such indebtedness such excess shall be refunded to the Company.

         15. Notices and Demands. Any notice or demand which is required will be deemed to have been sufficiently received (except as otherwise provided) three (3) days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested, or one day after sent by overnight delivery providing receipt of delivery, to the following addresses:

                                           Medical Alliance, Inc.
                                           8200 Springwood Drive, Suite 200
                                           Irving, Texas 75063

                                           Thomas A. Montgomery

                                           ------------------------------

                                           ------------------------------

The address of a party may be changed only by delivering written notice of such changes of address to all other parties, in the manner provided for herein.

         16. Severability. In the event any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall continue in full force and effect, and the invalid or unenforceable provision shall be modified to the extent necessary to make it valid and enforceable; provided that no such modification shall be effective if it materially changes the economic benefit of this Agreement to any party.

         17. Applicable Law. THIS WARRANT HAS BEEN EXECUTED, DELIVERED AND ACCEPTED BY THE PARTIES IN TEXAS, AND SHALL BE INTERPRETED AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH THE LAWS OF THE UNITED STATES APPLICABLE THERETO AND THE INTERNAL LAWS OF THE

STATE OF TEXAS APPLICABLE TO AN AGREEMENT, EXECUTED, DELIVERED AND PERFORMED IN SUCH STATE.

         18. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Holder hereof and, shall be enforceable by any such Holder. In order to assign this Warrant, or any part hereof, the Holder must complete and deliver to the Company the Assignment Form attached hereto as Exhibit B.

         19. Headings. Headings of the paragraphs in this Warrant are for convenience and reference only and shall not, for any purpose, be deemed a part of this Warrant.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the 1st day of September, 1994.


                                         MEDICAL ALLIANCE, INC.


                                         By:
                                            -----------------------------------
                                                 Paul Herchman, President


                                            -----------------------------------
                                                   Thomas A. Montgomery

                                  EXHIBIT "A"

                               SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)


         The undersigned registered owner of this Warrant irrevocably exercises this warrant for and purchases shares of Common Stock of Medical Alliance, Inc. purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to __________________________________________________ whose address is __________________________________________________________ and if
such shares of Common Stock shall not include all of the shares of Common stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder to be delivered to the undersigned.

         DATED:  _______________________, 19__.



                                        By:
                                           -----------------------------------
                                        Its:
                                            ----------------------------------

                                        Address:
                                                ------------------------------

                                        --------------------------------------

                                        --------------------------------------

                                   EXHIBIT B

                                ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

                                                      No. of Shares
 Name & Address of Assignee                            Common Stock
 --------------------------                           --------------



and does hereby irrevocably constitute and appoint as Attorney
________________________ to register such transfer on the books of
________________________________ maintained for the purpose, with full power of substitution in the premises.

         DATED:  _______________________, 19__.



                                        By:
                                           -----------------------------------

                                        Its:
                                            ----------------------------------





NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatever.

         The Assignee named above, by acceptance of this assignment, agrees to be bound by the terms of this Warrant with the same force and effect as if a signatory thereto.


                                         -----------------------------------
                                         (Signature)


                                         -----------------------------------

                                         -----------------------------------
                                         (Address)

                                         Dated:
                                               -----------------------------